Exhibit 23.5

ENGINEER’S CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-3 Amendment #2 (SEC File No. 333-161937) filed on October 14, 2009 of Magnum Hunter Resources Corporation of the reference to our report for Magnum Hunter Resources Corporation, which appears in the annual report on Form 10-K of Petro Resources Corporation for the year ended December 31, 2008.

/s/ W.D. Von Gonten & Co.
W.D. Von Gonten & Co.